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                                                                      EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in (a) the Registration Statement on Form S-8 (Registration No. 333-87260) relating to the 2002 Non-Employee Director Stock Option Plan, the Registration Statement on Form S-8 (Registration No. 333-95919) relating to the Fortune Brands Retirement Savings Plan, the Registration on Form S-8 (Registration No. 333-95925) relating to the Fortune Brands Hourly Employee Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 33-58865) relating to the 1990 Long-Term Incentive Plan of Fortune Brands, Inc., the Registration Statement on Form S-8 (Registration No. 333-95909) relating to the 1999 Long-Term Incentive Plan of Fortune Brands, Inc., the Registration Statement on Form S-8 (Registration No. 333-51173) relating to the Fortune Brands, Inc. Non-Employee Director Stock Option Plan, the Registration Statement on Form S-8 (Registration No. 333-58166) relating to the Future Brands LLC Retirement Savings Plan, and the prospectuses related thereto, and (b) the Registration Statements on Form S-3 (Registration Nos. 33-50832, 333-76371) of Fortune Brands, Inc. of our report dated May 24, 2002 relating to the financial statements of the Fortune Brands Hourly Employee Retirement Savings Plan, which appears in this Form 11-K.




Chicago, Illinois
June 28, 2002